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                                                                 EXHIBIT 10.4.1


                              INDEMNITY AGREEMENT


     This Indemnity Agreement ("Agreement") is made as of the 8th day of June, 1994, by PAUL J. KLAASSEN and TERESA M. KLAASSEN (individually, an "Indemnitor" and, collectively, the "Indemnitors") to and for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC").

                                R E C I T A L S:

     A. GECC has agreed to make a loan to Sunrise Assisted Living Limited Partnership, a Virginia limited partnership ("Borrower") in the maximum principal amount of Ninety-Five million Dollars ($95,000,000) (the "Loan"). The Loan is evidenced and secured by (i) a promissory note, of even date herewith, executed by Borrower payable to the order of GECC (the "Note"), (ii) seven (7) deeds of trust and one (1) mortgage, of even date herewith, from Borrower to GECC (collectively, the "Deed of Trust"), and (iii) such other documents evidencing and securing the Loan (the Note, Deed of Trust and such other documents are hereinafter collectively referred to as the "Loan Documents"). Terms not expressly defined herein shall have the same meanings ascribed to such terms in each of the deeds of trust and mortgage which comprise the Deed of Trust.

     B. As a further condition to making the Loan, GECC requires the Indemnitors to indemnify GECC as provided herein.

     C. The Indemnitors are the stockholders of the general partner of Borrower and the Indemnitors will derive financial benefit from the making of the Loan. The execution and delivery of this Agreement by the Indemnitors is a condition precedent to the performance by GECC of its obligations in connection with the Loan.


                              A G R E E M E N T S:

     In consideration of the Recitals set forth above and incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Indemnitors hereby agree as follows:

     1. The Indemnitors hereby agree to indemnify, defend and hold harmless GECC, GECC's directors, officers, agents and employees, and GECC's successors and assigns (as set forth in Paragraph 4 below) from and against all claims, demands, suits, proceedings, injunctive relief, orders, information requests, notice letters, losses, costs, fines, penalties, judgments, damages (including consequential damages suffered by a third party claimant and, with respect to the matters set forth in

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subsection (xiv) below, any loss in value of the Properties) and expenses
(including reasonable attorneys' fees and expenses) of every kind and nature whatsoever that arise out of any or all of the following: (i) Borrower's failure to perform its obligation to properly account to GECC as mortgagee for any proceeds of insurance or condemnation proceeds as required by the Deed of Trust; (ii) Borrower's failure to comply with provisions of the Deed of Trust prohibiting the sale or further encumbering of the collateral; (iii) Borrower's attempt to interfere with GECC's rights under the assignment of rents or letters of credit, if any, issued in connection with the Loan; (iv) Borrower's failure to apply proceeds, as required by the Deed of Trust and other Loan Documents, of rents and other income of the collateral toward the costs of maintaining and operating the Property and to the payment of taxes, lien claims, insurance premiums, other costs of the Property and debt service and other indebtedness to the extent that the Deed of Trust or other Loan Documents require such rents and income to be so applied; (v) Borrower's entering into or modifying leases and residency agreements in violation of the provisions of the Deed of Trust and other Loan Documents; (vi) Borrower's collection of rentals and residency charges for periods of more than one month in advance under leases and residency agreements of the Property; (vii) the receipt by Borrower of monies in connection with the modification of any existing or future lease or residency agreement or the entering into of a new lease or residency agreement in violation of the applicable provisions of the Deed of Trust or other Loan Documents; (viii) damage or destruction to the Property, including their electrical, plumbing, heating or air conditioning systems or elevators, except as a result of casualty; (ix) Borrower's failure to pay for any loss, liability, damage, cost or expense (including attorney's fees) incurred by GECC arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that the Note and the other Loan Documents or the transactions contemplated thereby establish a joint venture or partnership arrangement between Borrower and GECC; (x) the Borrower's failure to utilize the net loan proceeds for Permitted Investments owned solely by Borrower, Indemnitors, Guarantor or one or more Permitted Owners; (xi) any claims, demands or suits by partners or investors in any entity controlled by the Indemnitors or an Affiliated Entity (as defined in the Note) which owned or had an interest in a Property which was "rolled-up" into the Borrower; (xii) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the making of the Loan; (xiii) the exercise of any right or remedy, or the assertion of any claim or demand, by Friendly Ice Cream Corporation, a Massachusetts corporation, or its successors or assigns, pursuant to that certain Easement and Agreement dated August 4, 1987 and recorded in the county records of Fairfax County, Virginia in Book 6863 at Page 1171; (xiv) the failure of Borrower to obtain upon the expiration of the existing


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provisional license, all necessary permanent licenses, permits and approvals required to operate the Property known as Sunrise Retirement Home at Countryside, Sterling, Virginia as a "Home For Adults" under the Code of Virginia, as amended; and (xv) the failure of Sunrise Foundation, Inc. a Virginia corporation ("Sublessee"), and its successors and assigns, to pay any amounts of rent, real estate tax and operating cost reimbursements and any other amounts which are or become due and payable by such parties from time to time pursuant to the terms of the Amended and Restated Agreement of Sublease, Indemnification and Easements dated February 5, 1990 (as amended as of the date hereof, the "Sublease") executed by Sublessee and Assisted Living Group-Fairfax Associates, a Delaware general partnership, including, without limitation, the Termination Payment (as such term is defined in the Sublease). Any and all amounts described in subsection (xv) immediately above are collectively referred to herein as the "Sublease Payments". Indemnitors acknowledge and agree that Indemnitor's obligation to pay the Sublease Payments shall not be modified, terminated, limited or reduced by (i) any amounts received or which would be received as a result of the mitigation of damages under the Sublease by the sublessor thereunder, including any amounts received or which would be received by the sublessor thereunder through the reletting of the premises demised pursuant to the Sublease, (ii) any judicial order or decision (including any order or decision of any bankruptcy court or tribunal) or arbitration award limiting or denying the enforceability of the obligations of the Sublessee, or its successors and assigns, to pay the Sublease Payments in accordance with the stated terms of the Sublease, or (iii) any rejection of the Sublease in connection with bankruptcy or insolvency proceedings of or affecting Subleasee, it being understood and agreed that the obligation of the Indemnitors hereunder to pay the Sublease Payments pursuant to the stated terms of the Sublease shall be absolute and unconditional, whether or not the Sublessee, or its successors and assigns, shall be determined to be obligated to pay the Sublease Payments.

     2. The obligations of the Indemnitors under this Agreement ("Obligations") shall survive the foreclosure of the Deed of Trust or any one or more of them, acceptance by GECC of a deed in lieu of foreclosure, satisfaction of the Loan, and the release by GECC of the Loan Documents, and shall be independent of and not limited by the obligations of Borrower to GECC in connection with the Loan Documents; provided, however, that the obligations of the Indemnitors hereunder shall terminate upon the repayment in full of all principal, interest (including Base Interest, Cash Flow Interest and Participation Interest, as such terms are defined in the Note) and other amounts payable to GECC pursuant to the Note and other Loan Documents. The rights of GECC under this Agreement shall be in addition to any other rights and



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remedies of GECC under the Guaranty (or any substitute therefor), any other guaranty, any other Loan Document or at law.

     3. Any amount due hereunder to GECC, not paid by the Indemnitors within thirty (30) days after written demand from GECC with an explanation of the amounts claimed, shall bear interest at the rate of interest applicable following a default or Event of Default as set forth in the Note.

     4. This Agreement shall (i) be binding upon the Indemnitors, the heirs of the Indemnitors (to the extent the Indemnitor has heirs) and, the Indemnitors' successors and assigns, and (ii) inure, together with all rights and remedies of the GECC hereunder, to the benefit of the GECC, any participants in the Loan, holders of any portion of the Loan and any assignees of all or a portion of GECC's interest in the Loan.

     5. In order to induce GECC to make the Loan, each Indemnitor makes the representations and warranties to GECC set forth in this Paragraph 5. Each Indemnitor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, that GECC would not have agreed to make the Loan.

          A. Any and all balance sheets, net worth statements, and other financial data with respect to each Indemnitor which have heretofore been given to GECC by or on behalf of such Indemnitor fairly and accurately present the financial condition of such Indemnitor as of the respective dates thereof, and, since the respective dates thereof, there has been no materially adverse change in the financial condition of such Indemnitor.

          B. The execution, delivery, and performance by each Indemnitor of this Indemnity Agreement do not and will not contravene or conflict with
     (i) any law, order, rule, regulation, writ, injunction, or decree now in effect of any government, governmental instrumentality or court having jurisdiction over such Indemnitor, or (ii) any contractual restriction binding on or affecting such Indemnitor or such Indemnitor's property or assets.

          C. This Indemnity Agreement creates legal, valid, and binding obligations of each Indemnitor enforceable against such Indemnitor in accordance with its terms and with respect to the Indemnitors which are corporations, has been duly authorized, executed and delivered.

          D. Except as disclosed in writing to GECC, (i) there is no action, proceeding, or investigation pending or, to the knowledge of each Indemnitor, threatened or affecting


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     such Indemnitor, which may adversely affect such Indemnitor's ability to fulfill the Indemnitor's obligations under this Agreement, (ii) there are no judgments or orders for the payment of money rendered against the Indemnitor for an amount in excess of $10,000 which have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise, and (iii) no Indemnitor is in default under any agreements to which such Indemnitor is a party.

          E. Each Indemnitor has disclosed all events, conditions, and facts known to such Indemnitor which could have any material adverse effect on the financial condition of the Indemnitor. No representation or warranty by any Indemnitor contained herein, nor any schedule, certificate, or other document furnished by any Indemnitor to GECC in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, to the extent such items were known to such Indemnitor or should have been known to such Indemnitor in the exercise of due diligence and reasonable care.

          F. There are no facts or circumstances of any kind or nature whatsoever of which any Indemnitor is aware which could in any way impair or prevent such Indemnitor from performing such Indemnitor's obligations under this Agreement in any material respect.

          G. Each Indemnitor has reviewed and approved the Note and the other Loan Documents. All statements set forth in the Recitals of this Agreement are true and correct.

     Each of the foregoing representations and warranties shall be deemed made and remade on the Initial Disbursement Date and each advance of Loan proceeds thereunder. Each Indemnitor hereby agrees to indemnify and hold GECC free and harmless from and against all loss, cost, damage and expense, including reasonable attorney's fees and costs, which GECC may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties made by such Indemnitor as of the date the foregoing representations and warranties are made and are deemed remade.

     6. With respect to the interpretation of this Agreement only, in the event of any inconsistencies or conflicts between the terms of this Agreement and the terms of the other Loan Documents (including any exculpatory language contained therein), the terms of this Agreement shall govern and control. This Agreement does not benefit, or create any rights or defenses in, Borrower.


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     7.   The liability of the Indemnitors under this Agreement shall in no way be limited, impaired or otherwise affected by, and the Indemnitors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Loan Documents. In addition, the liability of the Indemnitors under this Agreement shall in no way be limited, impaired or otherwise affected by (i) any extensions of time for or waivers of performance of any covenants or obligations set forth in any of the Loan Documents, (ii) any sale, assignment or transfer of the Note, the Deed of Trust or the other Loan Documents (or any part thereof) or any sale or transfer of all or part of the property or other security for the Loan, (iii) any exculpatory provision in any of the Loan Documents limiting GECC's recourse to property encumbered by the Deed of Trust or to any other security, or limiting GECC's rights to pursue any available remedies (including obtaining a deficiency judgment) against Borrower, (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, GECC's voluntary act, or otherwise, (v) the release or substitution in whole or in part of any security for the Note, (vi) GECC's failure to perfect, protect, secure or insure any security interest or lien given or granted as security for the performance of the obligations and covenants of Borrower pursuant to the Note and other Loan Documents, (vii) the foreclosure of the Deed of Trust, acceptance of a deed to all or part of the Property in lieu of foreclosure of the Deed of Trust or other realization by GECC upon the security for the Loan, or (viii) any delay by GECC in its choice of remedies under the Loan Documents, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by GECC at the lowest cost to the Indemnitors, it being understood that such choice of remedies will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by GECC at the lowest cost to Borrower and/or Indemnitor. It is the intention of the parties that such choice by GECC be given conclusive effect regardless of such subsequent developments.

     8. The Indemnitors hereby waive (i) notice of acceptance of this Agreement by GECC and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which the Indemnitors or Borrower may have against GECC or the holder of the Note, and (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge the Indemnitor with liability hereunder. No modification or waiver of any of the provisions of this Agreement shall be binding upon GECC except as expressly set forth in a writing duly signed and


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delivered on behalf of GECC.  Without limiting the generality of the foregoing, the Indemnitors hereby waive any defense which may arise by reason of (A) the incapacity, lack of authority, death or disability of, or revocation hereof by, any person or persons, (B) the failure of the GECC to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of any person or persons, or (C) any defense based upon an election of remedies by the GECC, including, without limitation, an election to proceed by non-judicial foreclosure or which destroys or otherwise impairs the subrogation rights of the Indemnitor or any other right of the Indemnitors to proceed against the Borrower.

     9. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia (without regard to principles of conflicts of laws) and any applicable laws of the United States of America.

     10. The Indemnitors' obligations hereunder shall in no way be impaired, reduced or released by reason of (i) GECC's omission or delay to exercise any right described herein (except as specifically provided in Paragraph 3 above); or (ii) any act or omission of GECC in connection with any notice, demand, warning or claim regarding violations of codes, laws or ordinances governing the Property (except as specifically provided in Paragraph 3 above). Any indebtedness of Borrower to Indemnitor now or hereafter existing is hereby subordinated to the Obligations. Indemnitors agree that, until the entire indebtedness under the Loan has been paid in full, Indemnitors will not seek, accept, or retain for Indemnitors' own accounts, any payment from Borrower on account of such subordinated debt. Any payments to Indemnitors on account of such subordinated debt shall be collected and received by Indemnitors in trust for GECC and shall be paid over to GECC on account of the indebtedness under the Loan without impairing or releasing the obligations of Indemnitors hereunder.

     11. The Indemnitors waive and release any claim (within the meaning of 11 U.S.C. Section 101, et seq.) which the Indemnitors may have against Borrower arising from a payment made by the Indemnitors under this Agreement and agree not to assert or take advantage of any subrogation rights of the Indemnitors or any right of the Indemnitors to proceed against Borrower for reimbursement. It is expressly understood that the waivers and agreements of the Indemnitors set forth above constitute additional and cumulative benefits given to GECC for its security and as an inducement for its extension of credit to Borrower.

     12. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder


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shall be in writing and shall be deemed to have been properly delivered if delivered in the manner set forth in Section 3.2 of the Deed of Trust.

     13. The Indemnitors hereby submit to personal jurisdiction in the Commonwealth of Virginia for the enforcement of this Agreement and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Agreement. The Indemnitors hereby consent to the jurisdiction of either the Circuit Court of Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia, in any action, suit, or proceeding which GECC may at any time wish to file in connection with this Agreement or any related matter. The Indemnitors hereby agree that an action, suit, or proceeding to enforce this Agreement may be brought in any state or federal court in the Commonwealth of Virginia and hereby waive any objection which the Indemnitors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph 13 shall not be deemed to preclude GECC from filing any such action, suit, or proceeding in any other appropriate forum.

     14. THE INDEMNITORS AND GECC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS INDEMNITY AGREEMENT OR ANY OTHER LOAN DOCUMENT RELATING HERETO AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     15. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and




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interest of GECC or the successor in interest to GECC under the remainder of this Agreement shall continue in full force and effect.

     16. The liability of the Indemnitors under this Agreement shall be joint and several.

     17. Indemnitors acknowledge Borrower's obligation under the Deed of Trust to maintain key person life insurance on the Paul Klaassen in an amount not less than $20,000,000, and agree that Borrower's failure to so maintain such policy or policies shall constitute an event of default under the terms of this Agreement. Notwithstanding the foregoing, for a forty-five (45) day period after the initial disbursement of the Loan, Borrower shall have the right to deliver to GECC, in lieu of the Key Person Life Policy (as such term is defined in the Mortgage), certificates of in-force life insurance policies on the lives of Indemnitors in form and substance acceptable to GECC, which policies shall designate GECC as the sole beneficiary thereunder and shall constitute the Key Person Life Policy for the purposes of the Deed of Trust.

     18. In the event the Debt Service Coverage Ratio (as defined in the Note) falls below 1.25, Indemnitors shall deliver to GECC, as collateral for their obligations under this Agreement, an unconditional and irrevocable letter of credit (i) naming GECC as sole beneficiary, (ii) in an amount equal to two (2) months interest on the Class (B) Indebtedness (as defined in the Note) calculated at the then applicable Class B Contract Index Rate (as defined in the Note), and (iii) bearing an expiration date not earlier than one (1) year from the date of the initial disbursement of the Loan (such letter of credit, as amended from time to time, together with any replacements or extensions thereof, is referred to herein as the "Letter of Credit"). The Letter of Credit shall be maintained in full force and effect and the expiration date thereof extended until the repayment in full of the outstanding balance of the Loan and all Participation Interest payable to GECC pursuant to the terms of the Note. Each replacement or extension of the Letter of Credit shall be unconditional, irrevocable and otherwise in form and substance satisfactory to GECC in its sole discretion, shall bear an expiration date not less than one
(1) year following the date of issuance and shall be drawn on a United States financial institution acceptable to GECC in its sole discretion. The Letter of Credit may be drawn upon by GECC upon either (i) the occurrence of a default by Indemnitors in the performance of their obligations under this Agreement or that certain Hazardous Substances Indemnity Agreement, dated as of even date herewith, by Indemnitors to and for the benefit of GECC, or (ii) the failure of Borrower to replace or extend the Letter of Credit in accordance with the terms of this Section 18 not less than thirty


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(30) days prior to the expiration date of the Letter of Credit.  The Letter of
Credit, to the extent not previously drawn against, will be released by GECC upon the repayment of the Loan in full, including GECC's Participation Interest (as defined in the Note). Notwithstanding the foregoing, GECC shall be under no obligation to release the Letter of Credit, if, at the time of such proposed release, GECC has notified Borrower or the Indemnitors of an unsatisfied obligation of Indemnitors under this Agreement and such obligation remains unsatisfied. The Letter of Credit shall specify that GECC may draw in full or in part thereon by certifying to the issuer thereof that a breach of this Agreement has occurred entitling GECC to draw thereunder.

     19. Within ninety (90) days after the end of each fiscal year, Indemnitors agree to furnish to GECC annual financial statements which are (i) prepared in accordance with generally accepted accounting principles consistently applied, (ii) in scope and detail satisfactory to GECC, and (iii) certified to GECC by Indemnitors.

     IN WITNESS WHEREOF, the Indemnitors have executed this Agreement as of the date first written above.




                                        /s/ PAUL J. KLAASSEN
                                        ------------------------
                                        PAUL J. KLAASSEN


                                        /s/ TERESA M. KLAASSEN
                                        ------------------------
                                        TERESA M. KLAASSEN





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